January 28, 2011

ZBB Energy Corporation
N93 W14475 Whittaker Way
Menomonee Falls, WI  53051

RE:	Registration Statement on Form S-3 Filed by ZBB Energy Corporation

Ladies and Gentlemen:

We have acted as special counsel to ZBB Energy Corporation, a Wisconsin corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  Under the Registration Statement, the Company may offer and sell from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as may be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”): (i) the Company’s debt securities, in one or more series, consisting of notes, debentures, bonds and other evidences of indebtedness (the “Debt Securities”), (ii) shares of common stock of the Company, $0.01 par value per share (the “Common Stock”), (iii) shares of preferred stock of the Company, in one or more series (the “Preferred Stock”) and (iv) securities warrants (the “Warrants”) to purchase Debt Securities, Preferred Stock or Common Stock.  The Debt Securities, Preferred Stock, Common Stock and Warrants are collectively referred to as the “Securities.”  The maximum public offering price of the Securities being registered is $25,000,000.  The Securities may be offered separately or as part of units with other Securities, in separate series, in amounts, at prices, and on terms to be set forth in the Prospectus Supplements.  With your permission, all assumptions herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the accuracy of such assumptions or items relied upon.

In our capacity as counsel to the Company, we have: (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company and others, in each case, as we have deemed necessary or appropriate for purposes of this opinion.

In all such investigations and examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies.

ZBB Energy Corporation
January 28, 2011

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. Each series of Debt Securities will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, when (i) the Board of Directors of the Company (or a duly authorized committee thereof) has taken all necessary corporate action to approve the issuance of such Debt Securities and to establish the terms and conditions thereof in accordance with the indenture pursuant to which the Debt Securities are to be issued, which is substantially in the form of the indenture filed as Exhibit 4.4 to the Registration Statement (the “Indenture”), and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, which corporate action shall remain in full force and effect, without amendment or modification, at all times at which the Debt Securities of such series are offered and sold by the Company; (ii) the Indenture and any necessary supplemental indenture to the Indenture (each, a “Supplemental Indenture”) shall have been duly authorized, executed and delivered by the Company and the trustee to be named in the Prospectus Supplement relating to the offering of the Debt Securities (the “Trustee”); (iii) the Trustee is eligible under the Trust Indenture Act of 1939, as amended, to act in such capacity under the Indenture and has been duly appointed and a Statement of Eligibility of Trustee on Form T-1 has been filed in compliance with the Securities Act and the rules and regulations promulgated thereunder; (iv) the Debt Securities of such series shall have been issued in the form and containing the terms described in the Registration Statement, any applicable Prospectus Supplements, the Indenture, any applicable Supplemental Indenture and the corporate action; and (v) the Debt Securities of such series shall have been duly authenticated, executed and delivered in accordance with the Indenture and any applicable Supplemental Indenture against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement or upon exchange in accordance with the terms of any other Security, or upon exercise of any other Security in accordance with the terms thereof, that has been duly authorized, issued, paid for and delivered.

2. The Common Stock will be duly authorized, validly issued, fully paid and non-assessable when: (i) the Board of Directors (or a duly authorized committee thereof) has taken all necessary corporate action to approve the issuance of the Common Stock in accordance with the Company’s articles of incorporation, as amended (the “Articles of Incorporation”) and applicable law, which corporate action shall remain in full force and effect, without amendment or modification, at all times at which such Common Stock is offered and sold by the Company; and (ii) certificates representing the Common Stock shall have been duly executed, countersigned, registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement or upon exchange in accordance with the terms of any other Security, or upon exercise of any other Security in accordance with the terms thereof, that has been duly authorized, issued, paid for and delivered.

ZBB Energy Corporation
January 28, 2011

3. Each series of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable when: (i) the Board of Directors of the Company (or a duly authorized committee thereof) has taken all necessary corporate action to approve the issuance of such Preferred Stock and to establish the terms and conditions thereof in accordance with the Articles of Incorporation and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, which corporate action shall remain in full force and effect, without amendment or modification, at all times at which such Preferred Stock is offered and sold by the Company; (ii) articles of amendment to the Articles of Incorporation or certificate of designations establishing the designations, preferences and rights of the series of Preferred Stock being issued and delivered have been duly filed with the Wisconsin Department of Financial Institutions; and (iii) the certificates representing such series of Preferred Stock shall have been duly executed, countersigned, registered and duly delivered to the purchasers thereof against payment of the agreed consideration thereof in accordance with the applicable underwriting, purchase or similar agreement or upon exchange in accordance with the terms of any other Security, or upon exercise of any other Security in accordance with the terms thereof, that has been duly authorized, issued, paid for and delivered.

4. Each series of Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, when: (i) such Warrants shall have been duly authorized, executed and delivered by the Company; (ii) the Board of Directors of the Company (or a duly authorized committee thereof) shall have taken all necessary corporate action to approve the issuance of such Warrants and to establish the terms and conditions thereof in accordance with the Articles of Incorporation and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, which action shall remain in full force and effect, without amendment or modification, at all times at which such Warrants are offered and sold by the Company; (ii) any and all actions required under the Indenture, and the applicable Supplemental Indenture and the Wisconsin Business Corporation Law (the “WBCL”) to validly issue the Securities issuable upon exercise of the Warrants shall have been taken; and (iv) such Warrants shall have been duly executed and authenticated or countersigned as provided in the Warrant Agreement relating thereto and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement.

ZBB Energy Corporation
January 28, 2011

The foregoing opinions are limited to the laws of the United States, the State of Wisconsin and, solely in connection with the opinion given in paragraph 1, above, the State of New York, including the statutory provisions, all applicable provisions of the Constitutions of the States of Wisconsin and New York and reported judicial provisions interpreting these laws, each as in effect on the date on which the Commission declares the Registration Statement effective (the “Effective Date”), and no opinion is expressed with respect to such laws as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinions expressed herein.  The foregoing opinions are limited to matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.  The foregoing opinions are given as of the Effective Date, and we undertake no obligation to advise you of any changes in applicable laws after the Effective Date or of any facts that might change the opinions expressed herein that we may become aware of after the Effective Date.  Our opinions are also subject to the following exceptions, limitations and qualifications: (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws relating to or affecting creditors’ rights and remedies; and (ii) the effect of general principles of equity, whether raised in an action at law or in equity (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought.

The foregoing opinions assume that, at or prior to the time of delivery of any such Security: (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (ii) any necessary Prospectus Supplement with respect to such Security shall have been timely filed with the Commission and any required exhibits shall have been timely filed with the Commission in an amendment to the Registration Statement; (iii) the Indenture has been duly authorized, executed and delivered by the Trustee and is a valid and binding obligation of the Trustee, and any Supplemental Indenture; (iv) the Indenture has become duly qualified under the Trust Indenture Act of 1939, as amended; and (v) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Prospectus and each related Prospectus Supplement.  In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act, or within the category of persons whose consent is required under Section 7 of said Act.

Very truly yours,

/s/ Godfrey & Kahn, S.C.

GODFREY & KAHN, S.C.